AGREEMENT

This AGREEMENT (this “Agreement”), is made as of December 31, 2018, by and among AXA Equitable Life Insurance Company, an insurance company organized under the laws of the state of New York (“AXA Equitable”), AXA Equitable Financial Services, LLC, a limited liability company organized under the laws of the state of Delaware (“AXA Equitable Financial”) and Alpha Units Holdings, Inc., a corporation organized under the laws of the state of Delaware (“AUH” and together with AXA Equitable and AXA Equitable Financial, the “Parties,” and each a “Party”). Capitalized terms used, but not otherwise defined herein have the meanings ascribed to them in Section 1.1.

WHEREAS, AXA Equitable, through its subsidiaries, ACMC, LLC, a limited liability company organized under the laws of the state of Delaware (“ACMC”), and Equitable Holdings, LLC, a limited liability company organized under the laws of the state of New York (“Equitable Holdings”), currently holds interests in AlllianceBernstein L.P. (“AB LP”), AllianceBernstein Holding L.P. (“AB Holding”) and AllianceBernstein Corporation (the “General Partner”, and such interests, collectively, the “AB Interests”) as follows:

(i) ACMC currently holds 74,406,933 units of limited partnership interests in AB LP and 1,444,356 units representing assignments of beneficial ownership of limited partnership interest in AB Holding; and

(ii) Equitable Holdings currently holds all outstanding shares of common stock of the General Partner of AB Holding and AB LP, which in turn holds a 1% general partnership interest in AB LP and 100,000 units of general partnership interests in AB Holding;

WHEREAS, the Parties and their Affiliates are undergoing an internal reorganization (the “Reorganization”) pursuant to which all of the AB Interests that are held by AXA Equitable through its subsidiaries will be transferred to AXA Equitable’s ultimate U.S. parent, AXA Equitable Holdings, Inc., a corporation organized under the laws of the state of Delaware (“EQH”);

WHEREAS, in furtherance of the Reorganization, AXA Equitable formed AUH as a wholly-owned subsidiary;

WHEREAS, in furtherance of the Reorganization, the Parties have determined that it is in the best interests of the Parties and their Affiliates, and their respective stockholders and members, for the Parties to enter into a series of transactions in the manner provided in this Agreement, including:

(i) a distribution by Equitable Holdings of all of the shares of common stock of the General Partner to Equitable Holdings’ sole member, AXA Equitable (the “Equitable Holdings Distribution”);

(ii) a distribution by ACMC of all of the AB Interests held by it to ACMC’s sole member, AXA Equitable (the “ACMC Distribution” and together with the Equitable Holdings Distribution, the “Subsidiary Distributions”);

(iii) a contribution by AXA Equitable of all of the AB Interests it receives pursuant to the Subsidiary Distributions to AUH (the “Contribution”);

(iv) a distribution by AXA Equitable of all of the shares of common stock of AUH to AXA Equitable’s sole stockholder, AXA Equitable Financial (the “AXA Equitable Distribution”);

(v) a distribution by AXA Equitable Financial of all of the shares of common stock of AUH it receives pursuant to the AXA Equitable Distribution to AXA Equitable Financial’s sole member, EQH (the “EQF Distribution”);

WHEREAS, upon the completion of the foregoing transactions, EQH will hold, through AUH, all of the AB Interests previously held by AXA Equitable through its subsidiaries; and

WHEREAS, in connection with the Reorganization, (i) AXA Equitable will make a cash distribution in the amount of $572,309,204 to AXA Equitable Financial, (ii) AXA Equitable Financial will distribute such cash to EQH and (iii) as required by the Governmental Approval from the New York State Department of Financial Services, immediately thereafter AXA Equitable will issue a surplus note to EQH for a purchase price of $572,309,204 in cash, provided that the payment of such purchase price by EQH pursuant to this clause (iii) may be set-off against the amount of cash that EQH shall receive as a result of the distribution of cash in clauses (i) and (ii) (the transactions described in clauses (i), (ii) and (iii), collectively, the “Surplus Note Issuance”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“AB Holding” has the meaning set forth in the Recitals.

“AB Interests” has the meaning set forth in the Recitals.

“AB LP” has the meaning set forth in the Recitals.

“ACMC” has the meaning set forth in the Recitals.

“ACMC Distribution” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning set forth in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of AUH, effective as of December 6, 2018, as filed with the Delaware Secretary of State.

“AUH” has the meaning set forth in the Preamble.

“AXA Equitable” has the meaning set forth in the Preamble.

“AXA Equitable Distribution” has the meaning set forth in the Recitals.

“AXA Equitable Financial” has the meaning set forth in the Preamble.

“Code” has the meaning set forth in Section 2.1(f).

“Consents” means any consents, waivers or approvals from, or notification requirements to, any Person other than a Governmental Authority.

“Contribution” has the meaning set forth in the Recitals.

“Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or credit arrangement or otherwise.

“EQF Distribution” has the meaning set forth in the Recitals.

“EQH” has the meaning set forth in the Recitals.

“Equitable Holdings” has the meaning set forth in the Recitals.

“Equitable Holdings Distribution” has the meaning set forth in the Recitals.

“General Partner” has the meaning set forth in the Recitals.

“Governmental Approvals” means any notices or reports to be submitted to, or other filings to be made with, or any consents, registrations, approvals, licenses, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement (including, common law), in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, joint venture, unincorporated organization, other entity or Governmental Authority.

“Reorganization” has the meaning set forth in the Recitals.

“Separation” has the meaning set forth in Section 2.1.

“Subsidiary Distributions” has the meaning set forth in the Recitals.

“Surplus Note Issuance” has the meaning set forth in the Recitals.

ARTICLE II

THE SEPARATION

Section 2.1 Separation. On the terms and subject to the conditions set forth in this Agreement, the transactions set forth in this Section 2.1 (collectively, the “Separation”) shall take place in the order provided below, subject to the procurement of all required Governmental Approvals and the satisfaction of the conditions in Article 12 of each of the Amended and Restated Agreement of Limited Partnership of AB LP and the Amended and Restated Agreement of Limited Partnership of AB Holding:

(a) Formation. Prior to the date hereof, AXA Equitable has formed AUH as a wholly-owned subsidiary under the laws of Delaware, pursuant to the Articles of Incorporation.

(b) Subsidiary Distributions. On or before December 31, 2018, AXA Equitable shall cause Equitable Holdings to make the Equitable Holdings Distribution and AXA Equitable shall cause ACMC to make the ACMC Distribution.

(c) Contribution. On or before December 31, 2018, and following completion of the Subsidiary Distributions set forth in Section 2.1(b), AXA Equitable shall make the Contribution and AUH shall accept the Contribution.

(d) AXA Equitable Distribution. On or before December 31, 2018, and following completion of the Contribution in Section 2.1(c), AXA Equitable shall make the AXA Equitable Distribution.

(e) EQF Distribution. On or before December 31, 2018, and following the completion of the AXA Equitable Distribution in Section 2.1(d), AXA Equitable Financial Services shall make the EQF Distribution.

(f) Tax Treatment. The Parties intend, for U.S. federal income tax and other applicable tax purposes, that (i) the Subsidiary Distributions (each of which is a distribution from a disregarded entity to its owner) be disregarded, (ii) the Contribution qualify as a transfer of property described in section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), and together with the AXA Equitable Distribution pursuant to an integrated plan, as a reorganization pursuant to section 368(a)(1)(D) of the Code, and that this Agreement constitute the plan of reorganization therefor, (iii) the AXA Equitable Distribution qualify as a distribution of stock under section 355 of the Code, (iv) the Surplus Note Issuance be treated as a distribution of a surplus note in the amount of $572,309,204 from AXA Equitable to EQH, and a distribution of property described in Section 356(b)(2) of the Code and (v) the EQF Distribution (which is a distribution from a disregarded entity to its owner) be disregarded . Each Party covenants and agrees that it will file its respective tax returns in a manner consistent with such treatment.

ARTICLE III

MISCELLANEOUS

Section 3.1 Further Assurances.

(a) The Parties shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

(b) Without limiting the foregoing, each Party shall cooperate with the other Party, and without any further consideration, but at the expense of the requesting Party, to execute and deliver, or use its reasonable efforts to cause to be executed and delivered, all instruments, including, instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all necessary Consents and Governmental Approvals, including, under any permit, license, agreement, indenture or other instrument, and to take all such other actions as such Party may reasonably be requested to take by any other Party from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 3.2 Amendments.

(a) Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each Party. Any change or modification to this Agreement shall be null and void unless made by an amendment hereto signed by each Party.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 3.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or email (with written confirmation of receipt), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3.3):

If to AXA Equitable, to:

AXA Equitable Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

If to AXA Equitable Financial, to:

AXA Equitable Financial Services, LLC

1290 Avenue of the Americas

New York, NY 10104

If to AUH, to:

Alpha Units Holdings, Inc.

1290 Avenue of the Americas

New York, NY 10104

Section 3.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 3.5 Entire Agreement. This Agreement, including the exhibits hereto and together with all the agreements contemplated hereby and thereby, constitutes the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

Section 3.6 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party, and that any purported assignment without the consent of the other Party shall be void and of no force or effect.

(b) No provision of this Agreement is intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 3.7 Governing Law. This Agreement and the rights and duties hereunder of the Parties shall be governed by and construed and interpreted in accordance with the law of the State of New York, without giving effect to the principles or rules of conflicts of law thereof to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

Section 3.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.9 Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof”, “herein” and “hereunder” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the exhibits and appendices hereto) and not to any particular provision of this Agreement. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning given to such term in this Agreement. References to any agreement or contract are to that agreement or contract as amended, supplemented or modified from time to time in accordance with the terms hereof and thereof. The word “including” and words of similar import shall mean “including, without limitation”. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. Any reference to “days” means calendar days. The word “or” shall not be exclusive.

Section 3.10 Counterparts; Facsimile Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be deemed to have been executed and delivered when each Party shall have received a counterpart hereof signed by the other Party and then become effective as of the date hereof. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email delivery of scanned pages (e.g., “.pdf” format data files) shall be effective as delivery of a manually executed counterpart to this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AXA EQUITABLE LIFE INSURANCE COMPANY
By:	/s/ Robin Raju
Name:	Robin Raju
Title:	Managing Director

AXA EQUITABLE FINANCIAL SERVICES, LLC
By:	/s/ Anders Malmström
Name:	Anders Malmström
Title:	Senior Executive Director and CFO

ALPHA UNIT HOLDINGS, INC.
By:	/s/ Yun Zhang
Name:	Yun Zhang
Title:	Vice President and Treasurer